NEWS RELEASE

FOR IMMEDIATE RELEASE

Synalloy Corporation Acquires Carbon Pipe Fabricator

Spartanburg, South Carolina, September 3, 2009...Synalloy Corporation (Nasdaq:SYNL), a producer of specialty chemicals, stainless steel pipe, vessels and process equipment, announces the acquisition of the business of Ram-Fab, Inc., a private company located in Crossett, Arkansas.  The company has sales of approximately $18,000,000 and is profitable. Its primary business is fabrication of carbon pipe which is a product line that Synalloy's Board of Directors and management believe is strategically important for future growth.  The business will complement the stainless steel pipe fabrication of the Company's Bristol Metals operation.  Management is optimistic about the ability of Bristol's much larger marketing organization to generate additional sales of carbon fabrication for the acquired business from Bristol's present customer base.  The acquisition should also generate new opportunities in stainless steel pipe fabrication since many projects require that bidders quote both carbon and stainless steel fabrication. The ability to bid on carbon pipe fabrication will significantly expand the company's markets, especially in the energy and chemical industries.

The management team of Ram-Fab will continue to manage the business and report to the President of Bristol Metals.  The acquisition is for cash and will be paid from currently available funds.

For more information about Synalloy Corporation, please visit our web site at www.synalloy.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements contained in this release that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "should", "anticipate," "plan," “outlook” and similar expressions identify forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, including without limitation those identified below, which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. The following factors could cause actual results to differ materially from historical results or those anticipated: adverse economic conditions; the impact of competitive products and pricing; product demand and acceptance risks; raw material and other increased costs; raw materials availability; customer delays or difficulties in the production of products; environmental issues; unavailability of debt financing on acceptable terms and exposure to increased market interest rate risk; inability to comply with covenants and ratios required by our debt financing arrangements; ability to weather the current economic downturn; loss of consumer or investor confidence and other risks detailed from time-to-time in Synalloy's Securities and Exchange Commission filings. Synalloy Corporation assumes no obligation to update any forward-looking information included in this release.

Contact:  Greg Bowie at (864) 596-1535